Exhibit 10.2
VOLCANO CORPORATION
AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN
     1. Objectives. This Volcano Corporation 2000 Long Term Incentive Plan, as amended and restated effective July 13, 2005 (the “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees, consultants, independent contractors and directors of Volcano Corporation, a Delaware corporation (the “Company”), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Administrator” means the Board or any person or persons appointed by the Board to administer the Plan.
          “Award” means any Option, Restricted Stock, Phantom Stock, Cash Award, Stock Award or Stock Appreciation Right, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.
          “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
          “Board” means the Board of Directors of the Company.
          “Cash Award” means an award payable in cash.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
          “Common Stock” means the common stock, par value $.001 per share, of the Company.
          “Company” means Volcano Corporation, a Delaware corporation.
          “Director” means a non-employee member of the Board.
          “Disability” means the inability to perform the duties of an Employee’s position for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.
          “Effective Date” means October 23, 2000.

          “Employee” means an individual employed by the Company or a Subsidiary. For purposes of this Plan, an Employee also includes a consultant or independent contractor providing services to the Company or a Subsidiary or a director of the Company or a Subsidiary.
          “Exercise Price” means the price at which the Option Shares may be purchased under the terms of the Award Agreement.
          “Fair Market Value” means, as of a particular date, such amount as may be determined by the Board, in good faith, to be the fair market value per share of Common Stock.
          “Grant Date” means the date on which an Award is granted by the Administrator.
          “ISO” means an incentive stock option within the meaning of Code Section 422.
          “Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in the Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.
          “Option Shares” means the shares of Common Stock covered by a particular Option.
          “Participant” means an Employee or a Director to whom an Award has been granted under this Plan.
          “Phantom Stock” means a right to receive the value of a specified number of shares of Common Stock.
          “Plan” means the Volcano Corporation 2000 Long Term Incentive Plan, as amended from time to time.
          “Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.
          “Stock Appreciation Rights” or “SARs” means the right to receive an amount in cash or Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.
          “Stock Award” means an award payable in shares of Common Stock, which may be Restricted Stock.
          “Subsidiary” means any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such entity; provided, however, that with respect to Options intended to qualify as incentive stock options within the meaning of

Section 422 of the Code, “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code or any successor provision.
     3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors are eligible for Awards under this Plan. The Administrator shall select the Participants from time to time by the grant of Awards under the Plan and, subject to the terms and conditions of the Plan, shall determine all terms and conditions of the Award. The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate. The Administrator may delegate its duties hereunder to the President or other senior officers of the Company subject to such rules and regulations as the Administrator establishes. The Administrator may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is allowed by applicable law and either (i) not adverse to the Participant holding the Award or (ii) consented to by such Participant. Notwithstanding the foregoing, in no event may the Administrator (i) amend or modify an Option in a manner that would reduce the exercise price of such Option; (ii) substitute an Option for another Option with a lower exercise price; (iii) cancel an Option and issue a new Option with a lower exercise price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; or (iv) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares is less than the Option’s Exercise Price) for the purpose of granting a replacement Award of a different type.
     4. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of the Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company.
     5. Shares of Common Stock Reserved for the Plan. Subject to adjustment as provided in Section 11 hereof, a total of 6,478,814 shares of Common Stock shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. The Administrator and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant shall immediately become available for the granting of Awards. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Common Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.
     6. Types of Awards.
          (a) Incentive Stock Options. Options granted to Employees (other than consultants and independent contractors) hereunder may be incentive stock options within the meaning of Section 422 of the Code (an “ISO”). An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Administrator in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the grant date. Any ISO granted shall expire not later than ten years after the grant date, with the expiration date to be specified by the Administrator in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Administrator, comply with Section 422 of the Code. Pursuant to the ISO requirements of Code Section 422, notwithstanding anything herein to the contrary, (a) no ISO can be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan (or the fifth anniversary of the Effective Date of the Plan if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary), (b) no Optionee may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs (including Options hereunder) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) would exceed $100,000, (c) the exercise price of the ISO may not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (or not less than 110% of such of the Fair Market Value if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary), and (d) no person may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs (including ISOs granted under this Plan) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or any Subsidiary) would exceed $100,000. All other terms, conditions and limitations applicable to ISOs shall be determined by the Administrator.
          (b) Nonqualified Options. Options granted to Employees (including consultants and independent contractors) may be nonqualified options within the meaning of Section 83 of the Code. A nonqualified option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Administrator in the Award Agreement or otherwise; provided, however, that in the case of a nonqualified option granted prior to the date, if any, on which the Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, the per share exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant. Any nonqualified option granted shall expire not later than ten years after the grant date, with the expiration date to be specified by the Administrator in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified options shall be determined by the Administrator.

          (c) Stock Award (including Restricted Stock). An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any Stock Award may be subject to conditions established by the Administrator and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. In the case of Awards issued prior to the date, if any, on which the Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, the per share valuation or purchase price shall be no less than 100% of the Fair Market Value per share on the date of grant. The certificates evidencing shares of Common Stock issued in connection with a Stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. The terms, conditions, and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Administrator.
          (d) Phantom Stock. An Award may be in the form of Phantom Stock, or other bookkeeping account tied to the value of shares of Common Stock. The terms, conditions, and limitations applicable to any Awards of Phantom Stock shall be determined by the Administrator.
          (e) Stock Appreciation Rights. An Award may be in the form of SARs. The terms, conditions, and limitations applicable to any Awards of SARs shall be determined by the Administrator. SARs to be settled in shares of stock shall be counted in full against the number of shares of stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR.
          (f) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards shall be determined by the Administrator.
          (g) Director Options. Options granted to Directors shall be nonqualified options within the meaning of Section 83 of the Code and shall have such terms, conditions and limitations as shall be determined by the Administrator.
     7. Payment of Awards.
          (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Administrator shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.
          (b) Deferral. The Administrator may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Administrator or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Administrator, may be forfeited if and to the extent that the Award Agreement so provides. Procedures governing any such deferral shall comply in all respects with Section 409A of the Code.
          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.
     8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Administrator, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator shall determine acceptable methods for tendering Common Stock or Awards to exercise an Option as it deems appropriate. The Administrator may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Administrator.
     9. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement and to the extent permissible under applicable law, each Award granted pursuant to this Plan which is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment) on the date the Participant terminates employment with the Company or its Subsidiaries, or terminates service as a Director or independent contractor or consultant.
     10. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Administrator may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the ‘Successor Participant’) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

          Subject to approval by the Administrator in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant (‘Immediate Family Members’), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (‘Immediate Family Member Trusts’), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (‘Immediate Family Member Partnerships’); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Administrator, in the form and manner prescribed by the Administrator. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term ‘Participant’ shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.
     11. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
          (a) Changes in Capitalization. Subject to any action required under applicable laws by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award.
          (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option, Phantom Stock and Stock Appreciation Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

          (c) Corporate Transaction. In the event of a Corporate Transaction (as defined below), each outstanding Option, Phantom Stock or Stock Appreciation Right shall he assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option, Phantom Stock or Stock Appreciation Right shall terminate upon the consummation of the transaction.
               For purposes of this Section 11(c), an Option, Phantom Stock or a Stock Appreciation Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an Option, Phantom Stock or Stock Appreciation Right would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of shares covered by the Option, Phantom Stock or Stock Appreciation Right as provided for in this Section 11); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per share consideration received by holders of Common Stock in the transaction.
               For purposes of this Section 11(c), a “Corporate Transaction” shall mean (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.
     12. Purchase for Investment. Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person receiving shares of Common Stock pursuant to an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.
     13. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of

Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. Except as otherwise required by law, the Participant shall be solely responsible for payment of any such taxes payable to governmental entities outside of the United States.
     14. Amendments or Termination. The Company may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is determined by the Board to be required by applicable laws, regulations or exchange requirements.
     15. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. The Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant’s Option rights.
     16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Administrator be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     17. Miscellaneous. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or Director and shall not diminish the power of the Company to discharge any Participant at any time.
     18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of California.

     19. Effective Date of Plan. This Plan shall be effective as of the Effective Date. It shall continue in effect for a term of ten (10) years from the date it was adopted unless sooner terminated as hereinafter provided.
     20. Stockholder Approval. If required by applicable law, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the applicable law.
     21. Information and Documents to Participants. Prior to the date, if any, upon which the Common Stock covered by this Plan becomes registered under the Securities Act of 1933, as amended, and if required by the applicable laws, the Company shall provide financial statements at least annually to each Participant and to each individual who acquired Awards pursuant to the Plan, during the period such Participant has one or more Options or Stock Appreciation Rights (or SARs) outstanding, and in the case of an individual who acquired shares of Common Stock pursuant to the Plan, during the period such individual owns such shares. The Company shall not be required to provide such information if the issuance of Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

Executed by Scott Huennekens, President of
Volcano Corporation, as effective on the
13th day of July, 2005.